UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East, Suite 1000
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 203-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	RTTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 Termination of a Material Definitive Agreement.

On May 19, 2020, Ritter Pharmaceutical, Inc. (the “Company”) delivered notice to Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), terminating the Amended and Restated Common Stock Purchase Agreement, dated July 23, 2019 (the “Aspire Purchase Agreement”) with Aspire Capital effective as of May 20, 2020. The Aspire Purchase Agreement provided that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital was committed to purchase up to an aggregate of $6.5 million of shares of the Company’s common stock over the term of the Aspire Purchase Agreement. Upon termination, the Company has no further obligations under the Aspire Purchase Agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the virtual special meeting of stockholders of Ritter Pharmaceuticals, Inc. (the “Company”) held on May 18, 2020 (the “Special Meeting”), stockholders of the Company voted on certain matters related to the Company’s proposed merger with Qualigen, Inc. (“Qualigen”), pursuant to the Agreement and Plan of Merger, dated as of January 15, 2020, as amended, by and among the Company, RPG28 Merger Sub, Inc., and Qualigen (the “Merger Agreement”). Each of the proposals voted on at the Special Meeting is described in more detail in the Company’s definitive joint proxy and consent solicitation statement/prospectus filed with the Securities and Exchange Commission on April 9, 2020.

At the Special Meeting, 30,980,936 shares of common stock, or approximately 68% of the outstanding common stock of the Company entitled to vote, were represented virtually or by proxy.

The final voting results for each matter submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

Proposal 1—Approval of the Issuance of Company Common Stock to Qualigen Stockholders and Company Series Alpha Preferred Stock to the Investor in the Merger and the Resulting Change of Control of the Company

The proposal to approve the issuance of the Company’s common stock to the stockholders of Qualigen and the issuance of the Company’s Series Alpha convertible preferred stock to Alpha Capital Anstalt (the “Investor”) pursuant to the terms of Merger Agreement, and the change of control of the Company resulting from the merger (pursuant to applicable Nasdaq rules) was approved by the following vote:

For	Against	Abstained	Broker Non-Votes
21,178,043	772,577	279,844	8,750,472

Proposal 2—Approval of the Amendment to the Company Certificate of Incorporation to Effect the Reverse Stock Split

The proposal to approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the outstanding shares of common stock of the Company, at a ratio within a range of 1-for-25 to 1-for-35, as determined by the board of directors of the Company, was approved by the following vote:

For	Against	Abstained	Broker Non-Votes
26,033,954	4,443,792	503,190	N/A

Proposal 3—Approval of the Amendment to the Company Certificate of Incorporation to Effect the Corporate Name Change

The proposal to approve an amendment to the Certificate of Incorporation to change the name of the Company from “Ritter Pharmaceuticals, Inc.” to “Qualigen Therapeutics, Inc.” was approved by the following vote:

For	Against	Abstained	Broker Non-Votes
29,764,578	734,295	482,063	N/A

Proposal 4—Approval of the 2020 Equity Incentive Plan of the Company

The proposal to approve the adoption of the Company’s 2020 Equity Incentive Plan was approved by the following vote:

For	Against	Abstained	Broker Non-Votes
20,005,101	1,136,025	1,089,338	8,750,472

The Company also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to approve either Proposal 1, 2, 3 or 4 at the time of the Special Meeting. Because the Company’s stockholders approved the adoption of each of Proposal 1, 2, 3 and 4, as noted above, the adjournment proposal was not called for a vote at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITTER PHARMACEUTICALS, INC.
By:	/s/ Andrew J. Ritter
Name:	Andrew J. Ritter
Title:	Chief Executive Officer

Dated: May 19, 2020